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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/A of our report dated February 2, 2001, except as to Note 5 which is as of March 13, 2001, relating to the financial statements and financial statement schedule of Rouge Industries, Inc., which appears in Rouge Industries Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
December 20, 2001